UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	52-0904874

(State of incorporation or organization)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Voting Common Stock, par value $0.21 per share (NYSE: FRE)	New York Stock Exchange

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prB)	New York Stock Exchange

5% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prF)	New York Stock Exchange

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prG)	New York Stock Exchange

5.1% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prH)	New York Stock Exchange

5.79% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prK)	New York Stock Exchange

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prL)	New York Stock Exchange

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prM)	New York Stock Exchange

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prN)	New York Stock Exchange

5.81% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prO)	New York Stock Exchange

6% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prP)	New York Stock Exchange

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prQ)	New York Stock Exchange

5.7% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prR)	New York Stock Exchange

Variable Rate, Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prS)	New York Stock Exchange

6.42% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prT)	New York Stock Exchange

5.9% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prU)	New York Stock Exchange

5.57% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prV)	New York Stock Exchange

5.66% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prW)	New York Stock Exchange

6.02% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prX)	New York Stock Exchange

6.55% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prY)	New York Stock Exchange

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prZ)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the ExchangeAct and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: Not applicable

     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Voting Common Stock, par value $0.21 per share, is contained in the Registrant’s Registration Statement on Form 10 (File No. 000-53330) (the “Registration Statement”) under the caption “ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED,” and such description is incorporated herein by reference.

As set forth in the table below, the description of each class of preferred stock covered by this Form 8-A is contained in the applicable Certificate of Designation, which description is incorporated herein by reference. The Certificates of Designation are filed as exhibits to the Registration Statement.

Security	Certificate of Designation	Registration Statement Exhibit No.

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prB)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated April 23, 1996	4.2

5% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prF)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5% Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 1998	4.4

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prG)	Amended and Restated Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 29, 1998	4.6

5.1% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prH)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.1% Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 23, 1998	4.5

5.79% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prK)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.79% Non-Cumulative Preferred Stock (par value $1.00 per share), dated July 21, 1999	4.9

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prL)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated November 5, 1999	4.10

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prM)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated January 26, 2001	4.11

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prN)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 2001	4.12

5.81% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prO)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.81% Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 2001	4.13

6% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prP)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6% Non-Cumulative Preferred Stock (par value $1.00 per share), dated May 30, 2001	4.15

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prQ)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated May 30, 2001	4.14

5.7% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prR)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.7% Non-Cumulative Preferred Stock (par value $1.00 per share), dated October 30, 2001	4.16

Variable Rate, Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prS)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 17, 2006	4.18

6.42% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prT)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.42% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 17, 2006	4.19

5.9% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prU)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.9% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated October 16, 2006	4.20

5.57% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prV)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.57% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated January 16, 2007	4.21

5.66% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prW)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.66% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated April 16, 2007	4.22

6.02% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prX)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.02% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 24, 2007	4.23

6.55% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prY)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.55% Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 28, 2007	4.24

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prZ)	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated December 4, 2007	4.25

The preferred stock covered by this Form 8-A is listed on the New York Stock Exchange (NYSE). The following tables set forth the high and low sale prices of each class of preferred stock for the periods indicated, and the NYSE trading symbol of each class of preferred stock. Unless otherwise indicated, all prices are based on the composite tape.

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prB):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	31.05	25.00
March 31	32.00	23.10
2007 Quarter Ended
December 31	45.00	29.05
September 30	46.75	45.00
June 30	45.58	44.40
March 31	46.17	42.75
2006 Quarter Ended
December 31	43.00	41.00
September 30	42.20	40.00
June 30	43.45	41.55
March 31	43.85	42.25

5% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prF):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	35.14	30.25
March 31	41.20	30.00
2007 Quarter Ended
December 31	42.65	32.00
September 30	44.00	40.98
June 30	47.40	42.35
March 31	48.75	44.55
2006 Quarter Ended
December 31	47.00	41.62
September 30	44.10	39.10
June 30	42.50	39.00
March 31	46.11	42.40

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prG):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	27.50	25.60
March 31	32.50	21.00
2007 Quarter Ended
December 31	45.00	27.00
September 30	45.83	45.42
June 30	46.00	45.00
March 31	46.25	42.00
2006 Quarter Ended
December 31	44.00	40.25
September 30	42.10	40.25
June 30	43.50	42.50
March 31	43.00	41.50

5.1% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prH):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	35.69	32.80
March 31	39.00	31.00
2007 Quarter Ended
December 31	42.10	34.00
September 30	44.15	41.00
June 30	47.50	42.86
March 31	49.21	45.70
2006 Quarter Ended
December 31	47.25	42.55
September 30	44.10	40.10
June 30	43.50	40.00
March 31	46.40	43.41

5.79% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prK):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	43.75	36.98
March 31	45.00	37.00
2007 Quarter Ended
December 31	47.00	35.75
September 30	53.50	45.53
June 30	50.60	47.50
March 31	52.75	48.99
2006 Quarter Ended
December 31	55.00	48.72
September 30	55.00	46.28
June 30	49.80	46.50
March 31	52.00	48.50

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prL):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	30.85	25.00
March 31	39.69	26.60
2007 Quarter Ended
December 31	43.00	31.60
September 30	43.15	40.00
June 30	43.50	41.10
March 31	44.50	40.90
2006 Quarter Ended
December 31	42.75	40.00
September 30	42.50	40.05
June 30	41.50	38.01
March 31	39.80	36.10

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prM):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	31.80	26.80
March 31	38.70	26.00
2007 Quarter Ended
December 31	45.25	30.00
September 30	45.75	39.25
June 30	46.35	44.41
March 31	48.70	44.20
2006 Quarter Ended
December 31	45.90	42.10
September 30	43.00	41.10
June 30	43.00	42.00
March 31	43.10	41.40

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prN):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	30.00	27.00
March 31	37.00	29.60
2007 Quarter Ended
December 31	45.50	31.91
September 30	48.00	41.97
June 30	48.75	44.76
March 31	49.65	45.85
2006 Quarter Ended
December 31	48.75	45.80
September 30	47.50	44.65
June 30	47.00	44.00
March 31	45.03	43.00

5.81% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prO):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	42.00	34.36
March 31	45.00	39.00
2007 Quarter Ended
December 31	47.00	36.31
September 30	50.00	45.40
June 30	53.12	48.00
March 31	54.20	49.51
2006 Quarter Ended
December 31	53.99	49.50
September 30	53.00	46.25
June 30	51.08	45.25
March 31	53.30	49.70

6% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prP):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	42.80	35.55
March 31	49.00	38.25
2007 Quarter Ended
December 31	49.55	39.05
September 30	50.55	47.26
June 30	52.50	49.25
March 31	52.14	49.81
2006 Quarter Ended
December 31	51.00	48.99
September 30	50.50	47.00
June 30	51.25	47.25
March 31	51.70	49.35

Variable Rate, Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prQ):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	38.00	27.50
March 31	39.50	25.00
2007 Quarter Ended
December 31	47.00	30.00
September 30	47.60	44.60
June 30	47.35	45.00
March 31	47.55	43.90
2006 Quarter Ended
December 31	44.01	42.50
September 30	45.50	42.03
June 30	44.50	42.00
March 31	42.95	41.90

5.7% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prR):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	39.50	33.50
March 31	43.50	36.50
2007 Quarter Ended
December 31	46.50	35.40
September 30	48.00	44.05
June 30	50.48	46.95
March 31	50.35	47.71
2006 Quarter Ended
December 31	50.40	47.50
September 30	49.00	44.50
June 30	48.42	44.25
March 31	50.70	48.50

Variable Rate, Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prS):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	40.00	33.00
March 31	39.65	30.50
2007 Quarter Ended
December 31	51.50	37.00
September 30	52.00	49.00
June 30	54.00	51.51
March 31	53.50	51.00
2006 Quarter Ended
December 31	55.00	50.00
September 30	52.25	50.50

6.42% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prT):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	48.15	39.69
March 31	51.00	42.24
2007 Quarter Ended
December 31	54.00	40.05
September 30	57.01	49.90
June 30	57.00	52.50
March 31	56.06	52.75
2006 Quarter Ended
December 31	55.50	52.13
September 30	53.75	50.40

5.9% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prU):

	Sales Prices
	High	Low

2008 Quarter Ended	21.02	18.05
June 30	24.45	20.44
March 31
2007 Quarter Ended	24.50	18.75
December 31	25.55	23.18
September 30	26.04	24.54
June 30	26.89	25.62
March 31	21.02	18.05
2006 Quarter Ended
December 31	26.25	25.25

5.57% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prV):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	19.28	17.30
March 31	21.50	17.95
2007 Quarter Ended
December 31	23.15	17.45
September 30	23.89	22.10
June 30	25.50	23.45
March 31	26.25	24.84

5.66% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prW):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	20.20	17.55
March 31	22.25	18.50
2007 Quarter Ended
December 31	23.24	17.65
September 30	23.99	22.48
June 30	25.90	23.65

6.02% Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prX):

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	22.80	20.33
March 31	25.00	18.22
2007 Quarter Ended
December 31	30.25	19.01
September 30	24.94	23.27

6.55% Non-Cumulative Preferred Stock, par value $1.00 per share (NYSE: FRE.prY)

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	23.20	19.65
March 31	24.91	21.97
2007 Quarter Ended
December 31	26.04	20.00
September 30	25.17	25.00

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (NYSE: FRE.prZ)

	Sales Prices
	High	Low

2008 Quarter Ended
June 30	25.82	23.94
March 31	26.99	23.55
2007 Quarter Ended
December 31	26.15	25.43

Item 2.  Exhibits.

The following exhibits are being filed as part of the registration statement:

Exhibit No.	Description

99.1	Seventh Amended and Restated Certificate of Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Voting Common Stock (par value $0.21 per share) dated February 27, 2008, incorporated by reference to Exhibit 4.1 of the Registration Statement

99.2	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated April 23, 1996, incorporated by reference to Exhibit 4.2 of the Registration Statement

99.3	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5% Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 1998, incorporated by reference to Exhibit 4.4 of the Registration Statement

99.4	Amended and Restated Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 29, 1998, incorporated by reference to Exhibit 4.6 of the Registration Statement

99.5	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.1% Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 23, 1998, incorporated by reference to Exhibit 4.5 of the Registration Statement

99.6	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.79% Non-Cumulative Preferred Stock (par value $1.00 per share), dated July 21, 1999, incorporated by reference to Exhibit 4.9 of the Registration Statement

99.7	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated November 5, 1999, incorporated by reference to Exhibit 4.10 of the Registration Statement

99.8	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated January 26, 2001, incorporated by reference to Exhibit 4.11 of the Registration Statement

99.9	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 2001, incorporated by reference to Exhibit 4.12 of the Registration Statement

99.10	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.81% Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 2001, incorporated by reference to Exhibit 4.13 of the Registration Statement

99.11	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6% Non-Cumulative Preferred Stock (par value $1.00 per share), dated May 30, 2001, incorporated by reference to Exhibit 4.15 of the Registration Statement

99.12	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated May 30, 2001, incorporated by reference to Exhibit 4.14 of the Registration Statement

99.13	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.7% Non-Cumulative Preferred Stock (par value $1.00 per share), dated October 30, 2001, incorporated by reference to Exhibit 4.16 of the Registration Statement

99.14	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 17, 2006, incorporated by reference to Exhibit 4.18 of the Registration Statement

99.15	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.42% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 17, 2006, incorporated by reference to Exhibit 4.19 of the Registration Statement

99.16	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.9% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated October 16, 2006, incorporated by reference to Exhibit 4.20 of the Registration Statement

99.17	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.57% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated January 16, 2007, incorporated by reference to Exhibit 4.21 of the Registration Statement

99.18	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.66% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated April 16, 2007, incorporated by reference to Exhibit 4.22 of the Registration Statement

99.19	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.02% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 24, 2007, incorporated by reference to Exhibit 4.23 of the Registration Statement

99.20	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.55% Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 28, 2007, incorporated by reference to Exhibit 4.24 of the Registration Statement

99.21	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated December 4, 2007, incorporated by reference to Exhibit 4.25 of the Registration Statement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye

Senior Vice President and Deputy General Counsel, Corporate Affairs

Date: July 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Seventh Amended and Restated Certificate of Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Voting Common Stock (par value $0.21 per share) dated February 27, 2008, incorporated by reference to Exhibit 4.1 of the Registration Statement

99.2	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated April 23, 1996, incorporated by reference to Exhibit 4.2 of the Registration Statement

99.3	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5% Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 1998, incorporated by reference to Exhibit 4.4 of the Registration Statement

99.4	Amended and Restated Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 29, 1998, incorporated by reference to Exhibit 4.6 of the Registration Statement

99.5	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.1% Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 23, 1998, incorporated by reference to Exhibit 4.5 of the Registration Statement

99.6	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.79% Non-Cumulative Preferred Stock (par value $1.00 per share), dated July 21, 1999, incorporated by reference to Exhibit 4.9 of the Registration Statement

99.7	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated November 5, 1999, incorporated by reference to Exhibit 4.10 of the Registration Statement

99.8	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated January 26, 2001, incorporated by reference to Exhibit 4.11 of the Registration Statement

99.9	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 2001, incorporated by reference to Exhibit 4.12 of the Registration Statement

99.10	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.81% Non-Cumulative Preferred Stock (par value $1.00 per share), dated March 23, 2001, incorporated by reference to Exhibit 4.13 of the Registration Statement

99.11	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6% Non-Cumulative Preferred Stock (par value $1.00 per share), dated May 30, 2001, incorporated by reference to Exhibit 4.15 of the Registration Statement

99.12	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Preferred Stock (par value $1.00 per share), dated May 30, 2001, incorporated by reference to Exhibit 4.14 of the Registration Statement

99.13	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.7% Non-Cumulative Preferred Stock (par value $1.00 per share), dated October 30, 2001, incorporated by reference to Exhibit 4.16 of the Registration Statement

99.14	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Rate, Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 17, 2006, incorporated by reference to Exhibit 4.18 of the Registration Statement

99.15	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.42% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 17, 2006, incorporated by reference to Exhibit 4.19 of the Registration Statement

99.16	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.9% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated October 16, 2006, incorporated by reference to Exhibit 4.20 of the Registration Statement

99.17	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.57% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated January 16, 2007, incorporated by reference to Exhibit 4.21 of the Registration Statement

99.18	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 5.66% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated April 16, 2007, incorporated by reference to Exhibit 4.22 of the Registration Statement

99.19	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.02% Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated July 24, 2007, incorporated by reference to Exhibit 4.23 of the Registration Statement

99.20	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.55% Non-Cumulative Preferred Stock (par value $1.00 per share), dated September 28, 2007, incorporated by reference to Exhibit 4.24 of the Registration Statement

99.21	Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (par value $1.00 per share), dated December 4, 2007, incorporated by reference to Exhibit 4.25 of the Registration Statement